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                                                                    EXHIBIT 99.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements No. 333-72583, 333-87427, 333-40652, 333-56712, 333-59786, 333-66078,
333-67446, 333-71966, 333-76880, and 333-85654 on Form S-3; and 333-16529,
333-34002, 333-37366, and 333-59200 on Form S-8 of Calpine Corporation of our report dated March 23, 2004 relating to the financial statements of Acadia Power Partners LLC, which is incorporated by reference in the Form 10-K of Calpine Corporation for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP

March 23, 2004
Houston, TX